Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2018 to December 31, 2018 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and sub-contractors, manufacture products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial markets through the precise and efficient control of fluid and electrical energy, combustion, and motion. Our key focus areas within the aerospace market are propulsion system control solutions for turbine powered aircraft, actuation systems and motion control solutions. Specific products include fuel pumps, metering units, actuators, air valves, specialty valves, fuel nozzles, and thrust reverser actuation systems for turbine engines and nacelles; as well as flight deck controls (auto throttles, rudder pedal assembles, flight control assemblies), actuators, servocontrols, motors and sensors for aircraft. Within the industrial market, our key focus areas are control solutions for equipment that produce electricity using conventional or renewable energy sources; solutions for the control of power quality, distribution and storage on the electrical grid; and control solutions for power equipment used in the extraction, distribution and conversion of renewable and fossil fuels in marine, mobile, and industrial equipment applications. Specific products include power converters, actuators, valves, pumps, injectors, solenoids, ignition systems, governors, electronics and devices that measure, communicate and protect low and medium voltage electrical distribution systems.

In 2018, Woodward extended its fuel injection systems product portfolio with the acquisition of L’Orange, a world class fuel injection systems technology company, from Rolls-Royce. The acquisition formally closed on June 4, 2018; therefore, in accordance with SEC Final Rule Item 1.02, Instructions for Item 1.01 (3), Woodward L’Orange’s use of the conflict minerals, its due diligence, and other SEC Final Rule reporting requirements are not included in Woodward’s disclosure for the Reporting Period.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Second Edition (Third Edition as of October 2016), including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.	Establish strong company management systems

A.	Company conflict minerals policy

Woodward has developed and adopted a conflict minerals policy, Policy 9-14, Conflict Minerals (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms that the Company takes our corporate responsibility with respect to responsible sourcing seriously and that it is the Company’s goal only to use in our products conflict minerals that are sourced responsibly. The Conflict Minerals Policy provides that Woodward will take appropriate measures to ensure participants in our global supply chain exercise due diligence and comply with reporting and other compliance requirements with respect to the items Woodward procures from them. The policy is publicly available as a document link at: https://www.woodward.com/en/about/corporate-governance/compliance. The policy is formally reviewed at least annually per corporate policy requirements to determine if any revisions or enhancements are required to maintain compliance with the letter and the intent of the law. No changes were made to Woodward’s Conflict Minerals Policy as the result of its review in 2018.

B.	Internal management structure

The Conflict Minerals Policy designates the Corporate Vice President of Global Supply Chain as responsible for ensuring our compliance with conflict minerals reporting requirements. Woodward’s Corporate Director, Global Trade Compliance & Associate General Counsel, serves as an advisor on conflict minerals compliance. Conflict minerals have also been a topic of discussion and review at Board of Directors meetings since September 2012.

The Company has established an internal team to manage conflict minerals engagement with our suppliers. Woodward assigned our Global Supply Chain (“GSC”) with the responsibility for conflict minerals compliance. The GSC’s Business Integration Group has been designated as the focal point for the compliance efforts, as that group has responsibility for GSC business systems, procedures, and compliance with government regulations. Woodward is subject to numerous product material compliance (“PMC”) regulations, including conflict minerals, which require enterprise-wide system and compliance processes and integrated process teams to achieve regulatory compliance requirements and social responsibility goals. The project manager and a product material compliance core team (together the “Core Team”), with other members assigned from the GSC’s Business Integration Group, and with counsel from the Legal & Compliance Department, are the Company’s team of subject matter experts and implementers. The GSC is responsible for reaching out to the Company’s supply base on an ongoing basis to collect information, including Conflict Minerals Reporting Templates (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. The Global Supplier Managers (commodity managers) within the GSC have also provided focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of the Securities and Exchange Commission (“SEC”) Final Rule.

In addition, Woodward’s product material compliance activity, including conflict minerals, was chartered as a formal project in February 2015 to provide an established framework for the continuing evolution of an enterprise-wide set of material compliance processes and standard work. The project is under the sponsorship of an Executive Committee comprised of the Corporate Vice President of Global Supply Chain, Corporate Vice President of Information Technology, and the Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. The product material compliance project manager provides status updates and receives executive project guidance on a once per quarter basis. The project also had a Steering Committee through calendar year 2017, which served as a liaison between the core team and Woodward’s business groups. The Steering Committee consisted of a Vice-President from each Woodward business group and a director from each of Woodward’s Global Support Services organizations. This additional structure enhanced the initial guidance, awareness and execution of compliance and compliance support requirements throughout the enterprise. As of CY 2018, the Core Team, our processes and the platform and efforts of our solution provider all achieved sufficient maturity for product material compliance to be considered as a standard element of Woodward’s workflow, and the Steering Committee was dissolved. The GSC Director of Business Integration, with Core Team input and support, briefed the GSC leadership during quarterly reviews held during the course of the 2018 campaign. The GSC also kept the members of the Executive Committee informed of operations, issues and progress during scheduled one-on-one meetings with each of them. Additionally, during calendar year 2018, the product material compliance project manager kept the engineering leadership of business units involved in active campaigns informed as to their status progress and plans on a weekly basis.

C.	System of controls and transparency over the mineral supply chain

Our existing business systems, WISE and SAP, provide controls over our supply chain. They currently provide:

•	Identification of the end item products we provide to each of our customers;

•	Shipping transaction history, to assist in bounding our sales/shipments by calendar year as required by the SEC Final Rule;

•	A bill of material (“BOM”) identifying all of the components and materials in each of our end item products;

•	A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;

•

A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We continued the implementation of the Assent Compliance Platform (“ACP”) software application and the Assent services to automate much of the Company’s product materials compliance efforts. In addition, Woodward continues to maintain full membership with the Aerospace Industries Association (“AIA”), the IPC – the Association Connecting Electronics Industries, and the Conflict Free Sourcing Initiative (“CFSI”). In October 2017, CFSI was rebranded as the Responsible Materials Initiative (“RMI”) and will be so noted for all 2018 related activity.

D.	Strengthen Company engagement with suppliers

The Company is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. Woodward has and continues to significantly enhance its engagement with its suppliers regarding conflict minerals requirements. Our purchase order and supplier agreement terms and conditions were modified in mid-2013 to require our suppliers to support our conflict minerals reporting. Woodward continued to revise supplier contract terms and conditions in 2015 with the goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order or a purchase release to a supplier agreement, a seller to Woodward:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Conflict Minerals Regulations and Final Rules issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”). Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this Order or any portion thereof without penalty or further liability to Seller.”

In 2016, Woodward continued to conduct one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Development of Woodward-specific formal supplier training courses continues and determination of appropriate Woodward course delivery methods are under discussion. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses. In late 2016 and throughout 2017 and 2018, Woodward participated in multiple Assent Compliance supplier summits and conferences, inviting our regional suppliers to these and providing additional guidance for our joint use of ACP in the campaign process.

E.	Establish a company level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive ethics awareness compliance policy, annual training and contact mechanisms for members’ concerns or ethics grievances. This allows and encourages members to either contact their leader, or anyone in a leadership position, Human Resources, the Company’s Chief Compliance Officer, any other Company Officer, any member of the Company’s Board of Directors, or a hotline / ethics help line (both telephonic and web based) that is managed by an externally contracted agency, which allows for anonymous input if a reporting member so chooses. The details are described in Woodward Policy 01-14 – Woodward Code of Business Conduct and Ethics and in the annual member and leader ethics trainings. Investigations of alleged violations are handled by a Company level Business Conduct Oversight Committee and by the Audit Committee of the Board of Directors.

Direct suppliers to Woodward may contact their Global Supplier Manager at Woodward for resolution if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward GSC members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s product material compliance project manager, who will facilitate the appropriate guidance or resolution regarding such issues. In 2018, the Woodward Core Team continued its assessment of the feasibility of incorporating social responsibility matters such as conflict minerals compliance into our existing ethics and compliance infrastructure. This assessment is taking an extended duration and will continue into 2019 due to the 2018 acquisition of L’Orange into Woodward and due to a number of changes in or retirements of senior leaders.

2.	Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward conducts analyses of the data collected from our first-tier suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This includes:

•	The initial smelter checklist analysis contained in the CMRT

•

Assent validation of SOR lists in the supplier CMRTs, using an extensive database consisting of the RMI, Responsible Jewelry Network, and London Bullion Market Association validated SOR lists, and the results of Assent’s extensive internal and independent SOR validation efforts

•	The indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use

In 2015, Woodward started (on a manual basis) to use both the publicly available RMI SOR list, and the RMI compliance and country of origin databases available through our RMI membership. In 2016, 2017 and 2018 we continued that approach and applied it to the roll-up Woodward CMRT that ACP generated from our valid supplier CMRTs. As it becomes available via RMI or ACP, Woodward intends to utilize the certification results of sources certified to the Fairtrade Standard for Gold and Precious Metals.

For suppliers’ smelter inputs that are still undetermined (i.e., the source has not been confirmed as a smelter, or its conflict-free sourcing status has not been identified through the above validation programs), ACP automatically provides a corrective action request to suppliers having such inputs. Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.	Design and implement a strategy to respond to identified risks

A.	Report findings of the supply chain risk assessment, including conflict minerals compliance, to the designated senior management of the Company

In addition to the product material compliance project core team or its leader reporting to the Executive Committee and to Global Supply Chain as identified in 1B above, in 2018 Woodward, with significant Assent support, continued to conduct one-on-one supplier contacts and perform assessments on supplier-provided SOR data as described in the Woodward Calendar Year 2018 Due Diligence Results section of this Conflict Minerals Report.

•	Woodward conducts monthly supplier reviews by commodity grouping with the Corporate Vice President of Global Supply Chain and the commodity directors.

•	The periodic reviews conducted by each business group president include a review of supply chain issues for that business group.

•

A strategic planning review and a mid-year review are presented by the corporate executive staff to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer to provide, at the highest level of management, strategic oversight of our supply chain strategies and performance.

B.	Devise and adopt a risk management plan

Woodward has several formal procedures and tools relative to risk management that form a solid foundation for our planned improvement actions to incorporate specific conflict minerals aspects of risk management. These existing procedures include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1D above), our supplier registration portal and our Parts Transition Process, and possible software solutions. In addition, our Assent Compliance Platform and services perform a risk assessment and risk rating on each received supplier CMRT.

C.	Implement the risk mitigation plan

Woodward is continuing to develop a risk management and mitigation plan providing for actions to be taken should Woodward determine if any conflict minerals are sourced from conflict-affected areas of Covered Countries. This started with Woodward being a co-signer, with more than 40 companies, to an annual letter started in 2017 and coordinated by Assent. This letter was sent to every SOR that has not completed or that was not actively participating in an independent third-party audit, and was sent to enable the assessment of the use of conflict-free sourcing practices. We are currently extending this risk mitigation to include letters to our suppliers.

D.	Undertake additional fact finding and risk assessments for risks requiring mitigation, or after a change in circumstances

In 2018, Woodward continued to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. These activities are described above. The enhanced inquiry and assessment activities discussed for RCOI in our Form SD also provide additional and refined findings for risk identification and assessment. These activities are discussed in the RCOI Improvement Actions Continuing or Planned section at the end of our Form SD.

4.	Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward joined the EICC/ GeSI CFSI (now RMI) in late 2015 to leverage the CFSI (now RMI) Conflict Free Smelter audit program and the resulting audit data from that program. We will also leverage any equivalent audit data that may be obtained through Woodward’s memberships in the AIA and IPC.

5.	Report annually on supply chain due diligence

The Form SD is posted as one of our many required SEC filings as a document link at https://ir.woodward.com/financials/sec-filings/default.aspx. The Conflict Minerals Report, when required, is also posted as a document link at https://www.woodward.com/en/about/corporate-governance/compliance. These postings are completed within one business week of the filing of these documents with the SEC. Also in compliance with the SEC Final Rule, Woodward’s Conflict Minerals Policy, Policy 09-14, is posted as a document link at https://www.woodward.com/en/about/corporate-governance/compliance. Woodward has published a Sustainability Report, which summarizes our Conflict Minerals Policy and provides the context of conflict minerals compliance and objectives within our overall sustainability goals, initiatives and practices. The Sustainability Report is available as a document link at https://www.woodward.com/en/about/social-responsibility.

Woodward Calendar Year 2018 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

Woodward initiated its 2018 campaign via ACP with suppliers managed in our SAP ERP system on February 27, 2019, and with the suppliers managed in our WISE ERP system on March 4, 2019, requesting both Conflict Minerals Reporting Templates (“CMRTs”) and updated contact data. The initiation of this campaign was later than planned due to the effort required to support other urgent Woodward material compliance campaigns. However, we are benefiting from the earlier ongoing industry activity that generate data that could be used by Woodward to perform our RCOIs. This is the second reporting year that Woodward is requesting part-level CMRTs if they are readily available or producible. If suppliers cannot provide part-level CMRTs, then we would continue to accept company level CMRTs. We are using the suppliers’ CMRTs to identify if they had a parent company, their parent company contact data if applicable, and whether their conflict minerals reporting was from a corporate or business group level. This is to further improve our inquiry approach in future reporting years. Follow-up inquiries were sent to current non-respondents via ACP on March 11 and 25. Escalation follow-ups were sent as personalized e-mails from our Assent Supplier Engagement Team on April 8, 22 and 29. Follow-up with suppliers submitting incomplete or incorrect CMRTs also started March 11. Woodward’s supplier CMRT response status as of May 2, 2019 was:

Total # of Supplier records – 1,823

Total # of emails sent – 5 separate follow-up inquiries on a 2-week interval to non-responsive suppliers

Total # of CMRTs received – 1,163 (63.8%) versus 609 (51.7%) in 2017

Total # of valid CMRTs received – 1,038 (“valid” indicates Excel file CMRT with no checker-tab-indicated errors) (56.9%) versus 565 (47.9%) in 2017

Our total completion rate is 12% better than last year’s statistics and represents our best response rate to date. This is in part due to a 1-month earlier campaign start than last year, and in part due to Assent’s global supplier matching efforts of previously received industry data as noted above. The campaign with our SAP-managed suppliers, which started one week earlier than our campaign for our WISE-managed suppliers, achieved a 80% response rate, a significant improvement over last year’s campaign (65%). There were 202 of our supplier CMRT responses at the Woodward-requested part or part-family level, compared to 79 last year. Woodward was unable to reach its internal 75% or better completion target for calendar year 2018. We believe two factors contributed significantly to this. The first is an apparent decrease in supplier interest in the conflict minerals program (despite the participation rate increase) based on the nature of numerous supplier responses to our CMRT requests. The second, based on a number of supplier responses, suggests that some upstream supplier / manufacturers believe that they only need to address sales for the current reporting year, following the SEC Final Rule guidelines. However, Woodward and other downstream customers in many cases use components purchased in prior years within the products that they introduce into the stream of commerce during the current reporting year. That results in a downstream supplier need for CMRT data from prior timeframes.

Supplier Response Assessment (Smelter Determination Due Diligence)

ACP generated an integrated roll-up CMRT from all valid supplier CMRTs received as of May 2, 2019. This resulted in the 321 SOR (the same number as in 2017) with RMI identification numbers listed in the table below who provide through our supply chain conflict minerals used in Woodward’s products:

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Smelter Not Listed	ITALY	CID002763	RMI

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI

Gold	African Gold Refinery	UGANDA	CID003185	RMI

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	RMI

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI

Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI

Gold	Aurubis AG	GERMANY	CID000113	RMI

Gold	Bangalore Refinery	INDIA	CID002863	RMI

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI

Gold	Boliden AB	SWEDEN	CID000157	RMI

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI

Gold	Caridad	MEXICO	CID000180	RMI

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	RMI

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI

Gold	Chimet S.p.A.	ITALY	CID000233	RMI

Gold	Chugai Mining	JAPAN	CID000264	RMI

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	RMI

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI

Gold	Smelter Not Listed	UNITED ARAB EMIRATES	CID003348	RMI

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI

Gold	Dowa	JAPAN	CID000401	RMI

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI

Gold	Smelter Not Listed	UNITED ARAB EMIRATES	CID002584	RMI

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	RMI

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI

Gold	Smelter Not Listed	UNITED ARAB EMIRATES	CID002562	RMI

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI

Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI

Gold	Italpreziosi	ITALY	CID002765	RMI

Gold	Japan Mint	JAPAN	CID000823	RMI

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI

Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI

Gold	L’Orfebre S.A.	ANDORRA	CID002762	RMI

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI

Gold	Marsam Metals	BRAZIL	CID002606	RMI

Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI

Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI

Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	RMI

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI

Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI

Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	RMI

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	RMI

Gold	Royal Canadian Mint	CANADA	CID001534	RMI

Gold	SAAMP	FRANCE	CID002761	RMI

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI

Gold	Safimet S.p.A	ITALY	CID002973	RMI

Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	RMI

Gold	Sai Refinery	INDIA	CID002853	RMI

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI

Gold	Smelter Not Listed	CHINA	CID002525	RMI

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI

Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI

Gold	T.C.A S.p.A	ITALY	CID002580	RMI

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI

Gold	Tony Goetz NV	BELGIUM	CID002587	RMI

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	RMI

Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI

Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	RMI

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI

Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI

Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI

Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI

Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI

Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI

Tin	CV Dua Sekawan	INDONESIA	CID002592	RMI

Tin	CV Gita Pesona	INDONESIA	CID000306	RMI

Tin	CV Tiga Sekawan	INDONESIA	CID002593	RMI

Tin	CV United Smelting	INDONESIA	CID000315	RMI

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI

Tin	Smelter Not Listed	CHINA	CID003356	RMI

Tin	Dowa	JAPAN	CID000402	RMI

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI

Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI

Tin	Fenix Metals	POLAND	CID000468	RMI

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI

Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI

Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI

Tin	Minsur	PERU	CID001182	RMI

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI

Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMI

Tin	Smelter Not Listed	INDONESIA	CID001406	RMI

Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI

Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	RMI

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI

Tin	PT Bukit Timah	INDONESIA	CID001428	RMI

Tin	PT DS Jaya Abadi	INDONESIA	CID001434	RMI

Tin	PT Inti Stania Prima	INDONESIA	CID002530	RMI

Tin	PT Karimun Mining	INDONESIA	CID001448	RMI

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	PT Panca Mega Persada	INDONESIA	CID001457	RMI

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI

Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI

Tin	Smelter Not Listed	INDONESIA	CID003381	RMI

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	RMI

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	RMI

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	RMI

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI

Tin	Smelter Not Listed	INDONESIA	CID002478	RMI

Tin	PT Tommy Utama	INDONESIA	CID001493	RMI

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI

Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI

Tin	Super Ligas	BRAZIL	CID002756	RMI

Tin	Smelter Not Listed	VIET NAM	CID002834	RMI

Tin	Thaisarco	THAILAND	CID001898	RMI

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI

Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	RMI

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	RMI

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	RMI

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	RMI

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	RMI

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI

We then used RMI’s SOR compliance status and mine country of origin data available to Woodward as a RMI member with the following summary results: as of May 2, 2019, of the 321 identified SORs, 317 were eligible for RMI audit. 252 of the SORs were determined by RMI to be “Conformant” (follows DRC Conflict Free protocols as determined by audit or by a specific membership), 7 are designated as “Active, and 41 other SORs are in communication, in vetting or awaiting outreach with RMI for audits. Mine country of origin data was not available for three of the 252 Conformant SORs. Nine others were audited by the Responsible Jewelry Council (“RJC”), but whose mine country of origin was not disclosed to RMI. RMI found 6 SORs on Woodward’s list to be non-conformant; we will conduct further investigations to pinpoint the suppliers using these SORs and determine if that use relates to any items we procure from those suppliers. The Woodward due diligence process via ACP and Assent services have also identified specific suppliers that source from one or more of 7 different SORs that are categorized as “high risk” based on their sourcing practices and relationships. Woodward will conduct an outreach to these suppliers via Assent to request that they encourage these SORs to participate in a third party audit program, and/or to encourage and facilitate these suppliers’ migration to alternate, acceptable SORs. Finally, Assent services teams acting on behalf of Woodward identified suppliers who listed one or both of two SORs which are on trade sanctions lists. Both of these subsequently ceased operations; therefore, 3TG is no longer available for purchase from them. However, residual stock from them may still be in supplier inventories and subject to disclosure.

Smelter or Refiner Mine Country of Origin Results

Collectively, the 240 of the 252 Conformant SORs for which RMI had sourcing data obtain their minerals from the following mine countries of origin, depending on the Conflict Mineral of interest. The below list for gold is a combination of the country of origin findings by the RMI and the mined material country of origin data provided by the London Bullion Market Association (“LBMA”) to the RMI:

Gold:

Level 1 countries:	Level 2 countries:	Level 3 countries:
Level 1 countriesare not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.	Level 3 countries are defined as the DRC and its nine adjoining countries.

Argentina	Kenya	Tanzania

Armenia	South Africa	Zambia

Australia

Azerbaijan

Benin

Bolivia (Plurinational State of)

Botswana

Level 1 countries:	Level 2 countries:	Level 3 countries:
Brazil

Burkina Faso

Canada

Chile

China

Colombia

Cyprus

Dominican Republic

Ecuador

Egypt

Eritrea

Ethiopia

Finland

Georgia

Ghana

Guatemala

Guinea

Guyana

Honduras

Indonesia

Iran

Ivory Coast

Kazakhstan

Kyrgyzstan

Laos

Lebanon

Malaysia

Mali

Mauritania

Mauritius

Mexico

Mongolia

Morocco

Namibia

Nicaragua

Niger

Papua New Guinea

Peru

Phillipines

Puerto Rico

Russian Federation

Saudi Arabia

Senegal

Slovakia

Level 1 countries:	Level 2 countries:	Level 3 countries:
Solomon Islands

Spain

Suriname

Swaziland

Sweden

Thailand

Togo

Turkey

Uruguay

United States of America

Uzbekistan

Zimbabwe

Tantalum:

Level 1 countries:	Level 2 countries:	Level 3 countries:
Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.	Level 3 countries are defined as the DRC and its nine adjoining countries.

Australia	Mozambique	Burundi

Austria		Rwanda

Bolivia (Plurinational State of)

Brazil		Congo, Democratic Republic of the

China

Colombia

Ethiopia

Guinea

India

Madagascar

Malaysia

Nigeria

Russian Federation

Sierra Leone

Thailand

Tin:

Level 1 countries:	Level 2 countries:	Level 3 countries:
Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.	Level 3 countries are defined as the DRC and its nine adjoining countries.
Australia		Burundi

Bolivia (Plurinational State of)		Rwanda

Brazil		Uganda

China

Colombia		Congo, Democratic Republic of the

Guinea

Indonesia

Laos

Malaysia

Mongolia

Myanmar

Nigeria

Peru

Portugal

Russian Federation

Taiwan

Thailand

United Kingdom of Great Britain and Northern Ireland

Venezuela

Tungsten:

Level 1 countries:	Level 2 countries:	Level 3 countries:
Level 1 countriesare not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.	Level 3 countries are defined as the DRC and its nine adjoining countries.

Australia		Burundi

Bolivia		Rwanda

Brazil

China		Congo, Democratic Republic of the

Colombia

Guinea

Indonesia

Laos

Malaysia

Mongolia

Myanmar

Nigeria

Level 1 countries:	Level 2 countries:	Level 3 countries:
Peru

United Kingdom of Great Britain and Northern Ireland

Russian Federation

Taiwan

Thailand

United States of America

Concluding Statement

Woodward continues to make significant year-over-year progress relative to supplier conflict minerals risk analysis, SOR identification and mine COI through improvements in our due diligence activity, our greater use of the Assent Compliance platform and services, and our association memberships. In calendar year 2018, we received the greatest percent responses, number of suppliers responding, and number of part level responses since we began reporting. Also, the combined availability of RMI and LBMA audit results provided Woodward the most comprehensive mine COI data to date. However, since Woodward has not yet achieved a 100% supplier response rate, as virtually all of our supplier responses are still at a company level and not yet focused on Woodward specific parts, and because complete SOR conflict status and mine COI data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. We have also found that significant number of our supplier respondents have supply chains using SOR categorized as high risk, and we will continue to actively address this issue to mitigate and eventually eliminate such usage. Woodward is continuing its efforts and progress in 2019-2020 on improvement actions described above.